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                                                                     EXHIBIT 3.1



                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ACTIVE SOFTWARE, INC.

    THE UNDERSIGNED, JON A. BODE AND MARK A. MEDEARIS, HEREBY CERTIFY THAT:

     1. They are the duly elected and acting President and Secretary, respectively, of Active Software, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on May 19, 1999.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     "The name of this corporation is Active Software, Inc. (the "Corporation").
                                                                  -----------

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred-thirteen million four hundred five thousand four hundred (113,405,400) shares, of which one hundred million (100,000,000) shares shall be Common Stock and thirteen million four hundred five thousand four hundred (13,405,400) shares shall be Preferred Stock, each with a par value of $0.001. There shall be three series of Preferred Stock, the first of which shall be designated as Series A Preferred Stock ("Series A Preferred"), which shall consist of six million twenty-two thousand five hundred (6,022,500) shares, the second of which shall be designated as Series B Preferred Stock ("Series B Preferred"), which shall consist of three million nine hundred fifteen thousand (3,915,000) shares, and the third of which shall be designated as
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Series C Preferred Stock ("Series C Preferred"), which shall consist of three million four hundred sixty-eight thousand (3,468,000) shares.

                                   ARTICLE V

     A.   Preferred Stock.  The Board of Directors is hereby authorized to fix
          ---------------
or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Determination or the corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of any series of Preferred Stock, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu with, or senior to any of
                                         ---- -----
those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series A Preferred, Series B Preferred or Series C Preferred), prior or subsequent to the issue of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The rights, preferences, privileges and restrictions of Series A Preferred, Series B Preferred and Series C Preferred are as follows:

          (1) Dividends.  The holders of outstanding Preferred Stock shall be
              ---------
entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of (a) $0.06 per share of Series A Preferred per annum, (b) $0.16 per share of Series B Preferred per annum and (c) $0.37 per share of Series C Preferred per annum, before any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) is paid on Common Stock. No dividend shall be declared or paid with respect to the Common Stock unless an equivalent dividend (which shall be in addition to the dividend on the Series A Preferred, Series B Preferred and Series C Preferred referred to in the preceding sentence) is declared and set apart or paid with respect to the Series A Preferred, Series B Preferred and Series C Preferred. The right to such dividends on shares of Series A Preferred, Series B Preferred and Series C Preferred shall not be cumulative and no right shall accrue to holders of shares of Series A Preferred, Series B Preferred and Series C Preferred by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest. Any declared but unpaid dividends on Series A Preferred, Series B Preferred and Series C Preferred shall be paid upon the conversion of such shares into Common Stock either (at the option of the corporation) by payment of cash or by the issuance of additional shares of Common Stock based upon the fair market value of the Common Stock at the time of such conversion, as determined by the Board of Directors.

          (2)  Liquidation Preference.
               ----------------------

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          (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of (i) $1.00 per share for each share of Series A Preferred then held by them (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series A Preferred), and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred, if any, (ii) $2.69 per share for each share of Series B Preferred then held by them (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series B Preferred), and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred, if any, and
(iii) $6.12 per share for each share of Series C Preferred then held by them (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series C Preferred), and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred, if any. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts for the Series A Preferred, Series B Preferred and Series C Preferred, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred and Series C Preferred in proportion to the preferential amount each such holder would have otherwise been entitled to receive. After payment has been made to the holders of the Series A Preferred, Series B Preferred and Series C Preferred of the full amounts to which they shall be entitled as aforesaid, any remaining assets shall be distributed ratably to the holders of the corporation's Common Stock and Preferred Stock (on an as-converted basis), provided that (x) the holders of Series A Preferred shall only be entitled to receive (in addition to amounts distributed pursuant to the first sentence of this Subsection A.(2)(a)) distributions up to the aggregate amount of $2.00 per share of Series A Preferred (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series A Preferred),
(y) the holders of Series B Preferred shall only be entitled to receive (in addition to amounts distributed pursuant to the first sentence of this Subsection A.(2)(a)) distributions up to the aggregate amount of $5.38 per share of Series B Preferred (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series B Preferred), and (z) the holders of Series C Preferred shall only be entitled to receive (in addition to amounts distributed pursuant to the first sentence of this Subsection A.(2)(a)) distributions up to the aggregate amount of $12.24 per share of Series C Preferred (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Series C Preferred).

          (b) A merger or consolidation of the corporation with or into any other corporation or corporations, unless the shareholders of the corporation immediately preceding such merger or consolidation own more than 50% of the surviving entity, or the sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up for purposes of this Subsection A.(2).

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          (c) Whenever the distribution provided for in this Subsection A.(2)
shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

          (d) Each holder of an outstanding share of Series A Preferred, Series B Preferred and Series C Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of California, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, employees or consultants upon termination of their employment or services or in connection with the exercise by the corporation of its contractual right of first refusal pursuant to agreements providing for the right of said repurchase between the corporation and such persons, provided that the terms of such repurchase shall have been approved by the Board of Directors.

                    (3)  Conversion Rights.
                         -----------------
          (a) Conversion of Preferred Stock.  Each share Series A Preferred,
              ------------------------------
Series B Preferred and Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the issuance of such share into fully paid and nonassessable shares of Common Stock of the corporation. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall automatically be converted into fully paid and nonassessable shares of Common Stock of the corporation immediately upon the earlier to occur of:

          (i) The closing of a sale of the corporation's Common Stock in an underwritten registered public offering with proceeds to the corporation of at least Ten Million Dollars ($10,000,000) at an initial offering price of at least nine dollars ($9.00) per share (as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such shares of Common Stock) (a "Qualifying IPO"); or

          (ii) The date on which the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, each voting as a separate class, have each voted to convert or consented in writing to the conversion of such shares into Common Stock.;

provided, however, that, in the case of the Series C Preferred Stock, the
--------  -------
required approval shall be 75% of the outstanding shares of the Series C Preferred Stock in the event that fewer than 1,144,000 shares of Series C Preferred Stock are then outstanding.

          (b) Determination of Number of Shares of Common Stock Issuable Upon
              ---------------------------------------------------------------
Conversion.  The number of shares of Common Stock into which each share of
----------
Series A Preferred may be converted shall be determined by dividing (i) $1.00 by
(ii) the Conversion Price for the Series A Preferred (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of Series B Preferred may be converted shall be determined by dividing (i) $2.69 by (ii) the Conversion Price for the Series B Preferred (determined as hereinafter provided) in effect at the time of the conversion.

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The number of shares of Common Stock into which each share of Series C Preferred may be converted shall be determined by dividing (i) $6.12 by (ii) the Conversion Price for the Series C Preferred (determined as hereinafter provided) in effect at the time of the conversion.

          (c) Determination of Initial Conversion Price.  The conversion price
              -----------------------------------------
per share (the "Conversion Price") at which shares of Common Stock shall be initially issuable upon conversion shall be $1.00 in the case of Series A Preferred, $2.69 in the case of Series B Preferred and $6.12 in the case of Series C Preferred (the "Original Issuance Prices"), subject to adjustment as provided in Subsection A.(4) hereof.

          (d) Procedures for Exercise of Conversion Rights.  The holders of any
              --------------------------------------------
shares of Preferred Stock may exercise their conversion rights as to all such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Preferred Stock, or at the principal office of the corporation or at such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation (if required by the corporation), accompanied by written notice stating that the holder elects to convert such shares (except that no such written notice of election to the corporation shall be necessary in the event of an automatic conversion pursuant to Subsection A.(3)(a)). Conversion shall be deemed to have been effected on the date when such delivery is made (except that in the event of an automatic conversion pursuant to Subsection A.(3)(a) above, such conversion shall be deemed to have been made immediately prior to the closing of the Qualifying IPO referred to therein or the date on which the holders referred to therein have voted to convert or consented in writing to convert the shares referred to therein), and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection A.(3)(e) below. The holder shall be deemed to have become a shareholder of record on the Conversion Date, and the applicable Conversion Price shall be the Conversion Price in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (e) No Fractional Shares.  No fractional shares of Common Stock or
              --------------------
scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the corporation shall pay a cash adjustment in respect of such

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fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors.

          (f) Payment of Taxes for Conversions.  The corporation shall pay any
              --------------------------------
and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Preferred Stock. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

          (g) Reservation of Common Stock.  The corporation shall at all times
              ---------------------------
reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of all series of Preferred Stock from time to time outstanding.

          (h) Registration or Listing of Shares of Common Stock.  If any shares
              -------------------------------------------------
of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          (i) Status of Common Stock Issued Upon Conversion.  All shares of
              ---------------------------------------------
Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (j) Status of Converted Preferred Stock.  In case any shares of
              -----------------------------------
Preferred Stock shall be converted pursuant to this Subsection A.(3), the shares so converted shall be canceled and shall not be issuable by the corporation and the Articles of Incorporation of the corporation, as then in effect, shall be appropriately amended to reflect the corresponding reduction in the authorized capital stock of the corporation.

     (4)  Adjustment of Conversion Price.
          ------------------------------

          (a) General Provisions.  The respective Conversion Prices of Series A
              ------------------
Preferred, Series B Preferred and Series C Preferred shall be subject to adjustment from time to time as follows:

              (i) If, at any time after the issuance of the first share of Series C Preferred Stock, the corporation shall issue any Additional Stock (as defined in Subsection A.(4)(a)(iii) below) for a consideration per share less than the respective Conversion Prices for

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Series A Preferred, Series B Preferred and Series C Preferred in effect immediately prior to the issuance of such Additional Stock, the respective Conversion Prices of the Series A Preferred, Series B Preferred and Series C Preferred in effect immediately after each such issuance shall thereafter be reduced, if shares of such Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) are outstanding, to a price equal to the product of such Conversion Price in effect immediately prior to such issuance multiplied by the quotient obtained by dividing:

          (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (assuming for such purpose the conversion of any outstanding shares of Preferred Stock of the corporation, and excluding only that series of Preferred Stock subject to adjustment) immediately prior to such issuance, plus (y) the quotient of the total consideration received by the corporation upon such issuance divided by such Conversion Price, by

          (B) the total number of shares of Common Stock outstanding (assuming for such purpose the conversion of any outstanding shares of Preferred Stock of the corporation, and excluding only that series of Preferred Stock subject to adjustment) immediately prior to such issuance plus the Additional Stock issued in such issuance (but not including any shares of Additional Stock deemed to be issued as a result of any adjustment in the Conversion Price of the Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) resulting from such issuance).

     (ii) For the purposes of any adjustment of a Conversion Price pursuant to Subsection A.(4)(a)(i) above, the following provisions shall be applicable:

          (A) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

          (B) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the corporation.

          (C) In the case of the issuance of (i) options, warrants or rights to purchase, subscribe for or otherwise acquire Common Stock, (ii) evidences of indebtedness, shares or other securities by their terms convertible into or exchangeable for Common Stock, or (iii) options, warrants or rights to purchase, subscribe for or otherwise acquire evidences of indebtedness, shares or other securities by their terms convertible into or exchangeable for Common Stock:

              (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections A.(4)(a)(ii)(A) and (B) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby,

              (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections A.(4)(a)(ii)(A) and (B) above);

              (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, the Conversion Price for such series shall forth with be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

              (4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for such series shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be;

provided that, in no event shall the Conversion Price be readjusted pursuant to paragraph (3) or paragraph (4) above to an amount which exceeds the lesser of:
(x) the Conversion Price on the original adjustment date, and (y) the Conversion Price that would have resulted from any issuance of Additional Stock between the original adjustment date and such readjustment date.

          (iii) "Additional Stock" shall mean any shares of Common Stock issued or deemed to have been issued pursuant to Subsection A.(4)(a)(ii)(C) by the corporation other than Excluded Stock (as defined below). "Excluded Stock" shall mean:

                 (A) all shares of Common Stock and Preferred Stock issued and outstanding on the date hereof;

                 (B) all shares of Common Stock into which shares of Preferred Stock issued and outstanding as of the date hereof are convertible (the effect of the issuance of such shares of Preferred Stock having been taken into account pursuant to Subsection A.(4)(a)(i) above, if applicable);

                 (C) shares of Common Stock issued or deemed to have been issued to employees, consultants, directors or vendors of this corporation directly or pursuant to a stock option plan or stock purchase plan or other incentive stock arrangement unanimously approved by the Board of Directors of the corporation;

                 (D) shares of Common Stock issued or deemed to have been issued in connection with bona fide arm's-length equipment lease financing or similar transactions unanimously approved by the Board of Directors; and

                 (E) shares of Common Stock issued or deemed to have been issued in connection with stock dividends, subdivisions, split-ups, combinations or dividends which are covered by Subsections A.(4)(a)(iv), (v) and (vi).

          (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.

          (v) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (vi) In case the corporation shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends), or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of shares of the corporation's capital stock, stock or other securities of other persons, evidences of indebtedness, assets, or options or rights which they would have received had such shares of Preferred Stock been converted into Common Stock immediately prior to such record date and had thereafter, during the period from the date of such record date to and including the date of conversion, retained such capital stock, stock or other securities of other persons, evidences of indebtedness, assets, or options or rights receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Subsection A.(4).

          (vii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a transaction in which the shareholders of the corporation own more than 50% of the surviving entity), or of the sale or other disposition of all or substantially all the properties and assets of the corporation as an entirety to any other person, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this Subsection A.(4)(a)(vii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (viii) All calculations under this Subsection A.(4) shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (b) Minimal Adjustments.  No adjustment in a Conversion Price need be
              -------------------
made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

          (c) No Impairment.  The corporation will not, through any
              -------------
reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Subsection A.(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation from amending its Restated Articles of Incorporation in accordance with the General Corporation Law of the State of California and the terms hereof.

          (d) Computation of Adjustment.  Upon the occurrence of each adjustment
              -------------------------
or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Subsection A.(4), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect for the applicable Series of Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares.

          (5) Voting Rights.  Each holder of shares of the Preferred Stock shall
              -------------
be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of the Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except as to those matters required by law or these Articles of Incorporation to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

          (6)  Protective Provisions.
               ---------------------

               (a) Class Votes.  So long as any shares of Preferred Stock are
                   -----------
outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds (2/3) of the total number of shares of Preferred Stock outstanding, voting together as a single class, (i) alter or change any of the powers, preferences, privileges or rights of any series of Preferred Stock; (ii) increase the authorized number of shares of any series of Preferred Stock; (iii) increase the authorized number of shares of Preferred Stock; (iv) increase the authorized number of shares of Common Stock; (v) create any new class or series of stock having a preference over any series of Preferred Stock upon liquidation or in respect of dividend or redemption rights; or (vi) cause the merger or consolidation of the corporation with or into any other corporation or corporations, the recapitalization of the corporation, or the sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the corporation.

          (b) Notwithstanding the foregoing, the corporation shall not: (i) alter or change any of the powers, preferences, privileges or rights of a series of Preferred Stock; (ii) increase the authorized number of shares of a series of Preferred Stock; or (iii) create any new class or series of stock having a preference over any series of Preferred Stock upon liquidation or in respect of dividend or redemption rights, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of such affected series of Preferred Stock outstanding.

          In addition, notwithstanding the foregoing, the corporation shall not amend Sections A.(3)(a) or A.(8) or this Subdivision (b) of this Article V without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, each voting or consenting as a separate class.

               (c) Notices of Record Date.  In the event that this corporation
                   ----------------------
shall propose at any time:

                   (i) to declare any dividend or distribution upon shares of its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                   (ii) to offer for subscription pro rata to the holders of
                                                  --- ----
any class or series of its stock any additional shares of stock of any class or series or other rights;

                   (iii) to effect any reclassification or recapitalization of its Common Stock outstanding; or

                   (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this corporation shall send to the holders of the Preferred Stock:

                         (A) at least twenty (20) days' prior written notice of
the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) in respect of the matters referred to in (i) and (ii) above or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                         (B) in the case of the matters referred to in (iii)
and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this corporation.

          (7)  Board of Directors.
               ------------------

               (a) Three members of the Board of Directors shall be elected by (and may only be removed by) the holders of the Preferred Stock, voting as a separate class. Two members shall be elected by (and may only be removed by) the holders of Common Stock, voting as a separate class. Any remaining members shall be elected only by (and may only be removed by) the holders of the Preferred Stock and Common Stock, voting together as a single class.

               (b) If the office of any director becomes vacant, such director's replacement shall be elected by the class (or classes, as applicable) of shares of which such director is the representative.

          (8)  Redemption of Preferred Stock.
               -----------------------------

               (a)  At the Option of Holders.
                    ------------------------

                    (i) Series A Preferred.  If the corporation receives a
                        ------------------
written request from the holders of not less than two-thirds (2/3) of the then outstanding shares of Series A Preferred that all or some of such holders' shares be redeemed, the corporation shall (i) on the later to occur of March 27, 2002 or ninety days after receipt of such request, redeem at the Redemption Price (as defined in Subsection A.(8)(b) below) one-third of the shares of Series A Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; (ii) one year from the date of the initial redemption under (i) above, redeem at the Redemption Price an additional one-third of the shares of Series A Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; and (iii) two years from the date of the initial redemption under (i) above, redeem at the Redemption Price the remaining one-third of the shares of Series A Preferred requested to be redeemed. The redemption shall be in accordance with the provisions of this Subsection A.(8).

                    (ii) Series B Preferred.  If the corporation receives a
                         ------------------
written request from the holders of not less than two-thirds (2/3) of the then outstanding shares of Series B Preferred that all or some of such holders' shares be redeemed, the corporation shall (i) on the later to occur of March 27, 2002 or ninety days after receipt of such request, redeem at the Redemption Price (as defined in Subsection A.(8)(b) below) one-third of the shares of Series B Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; (ii) one year from the date of the initial redemption under (i) above, redeem at the Redemption Price an additional one-third of the shares of Series B Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; and (iii) two years from the date of the initial redemption under (i) above, redeem at the Redemption Price the remaining one-third of the shares of Series B Preferred requested to be redeemed. The redemption shall be in accordance with the provisions of this Subsection A.(8).

                    (iii) Series C Preferred.  If the corporation receives a
                          ------------------
written request from the holders of not less than two-thirds (2/3) of the then outstanding shares of Series C Preferred that all or some of such holders' shares be redeemed, the corporation shall (i) on the later to occur of March 27, 2002 or ninety days after receipt of such request, redeem at the Redemption Price (as defined in Subsection A.(8)(b) below) one-third of the shares of Series C Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; (ii) one year from the date of the initial redemption under (i) above, redeem at the Redemption Price an additional one-third of the shares of Series C Preferred pro rata based on the number of shares that are requested to be redeemed by such holders; and (iii) two years from the date of the initial redemption under (i) above, redeem at the Redemption Price the remaining one-third of the shares of Series C Preferred requested to be redeemed. The redemption shall be in accordance with the provisions of this Subsection A.(8).

                          Notwithstanding the foregoing, in the event that
holders of not less than two-thirds of the then outstanding shares of Series A Preferred or Series B Preferred have requested the redemption of all or some of such holders' shares pursuant to Subsections A.(8)(a)(i) and (ii) above, then each holder of Series C Preferred shall be entitled to redeem (in accordance with the schedule set forth above and without the requirement of a written request from the holders of not less than two-thirds of the then outstanding shares of Series C Preferred) that number of such holder's shares of Series C Preferred determined by multiplying the total number of shares of Series C Preferred then held by such holder by the percentage of the total outstanding shares of Series A Preferred or Series B Preferred, whichever is higher, that have been requested to be redeemed pursuant to Subsections A.(8)(a)(i) and (ii) above.

               (b) Redemption Price.  The "Redemption Price" of the Series A
                   ----------------
Preferred shall be an amount per share equal to the sum of (i) $1.00 (adjusted proportionately to reflect stock dividends, stock splits, recapitalizations and the like affecting the Series A Preferred after the date any shares of Series A Preferred are first issued); and (ii) dividends, if any, declared but not then paid on such shares of Series A Preferred on the date of redemption. The "Redemption Price" of the Series B Preferred shall be an amount per share equal to the sum of (i) $2.69 (adjusted proportionately to reflect stock dividends, stock splits, recapitalizations and the like affecting the Series B Preferred after the date any shares of Series B Preferred are first issued); and (ii) dividends, if any, declared but not then paid on such shares of Series B Preferred on the date of redemption. The "Redemption Price" of the Series C Preferred shall be an amount per share equal to the sum of (i) $6.12 (adjusted proportionately to reflect stock dividends, stock splits, recapitalizations and the like affecting the Series C Preferred after the date any shares of Series C Preferred are first issued); and (ii) dividends, if any, declared but not then paid on such shares of Series C Preferred on the date of redemption.

               (c) Notice of Redemption.  At least 45 days prior to the date
                   --------------------
fixed for the redemption of the Series A Preferred, Series B Preferred or Series C Preferred (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) to be redeemed, at the address last shown on the records of this corporation for such holder (or at the address given by the holder to the corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the corporation is located), notifying such holder of the redemption to be effected, specifying the Redemption Date, the number of shares to be redeemed, the applicable Redemption Price and the place at which payment may be obtained. The notice shall call upon such holder to surrender to the corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Subsection A.(8)(d) below, on or after the close of business on the Redemption Date, each holder of Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice. Thereupon, the applicable Redemption Price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, each surrendered certificate shall be canceled and the remaining shares, if any, shall be reissued to such person.

               (d) Cessation of Rights.  From and after the Redemption Date,
                   -------------------
unless there has been a default in payment of the Redemption Price, all dividends, if any, on the Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) to be redeemed thereon shall cease to accrue, all rights of the holders of such shares as holders of Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred or Series C Preferred (as the case may be) to be redeemed on such date, then those funds that are legally available shall be used to redeem the maximum possible number of the shares ratably among the holders in proportion to the amount each such holder otherwise would be entitled to receive (including declared but unpaid dividends, if any) if the funds were not insufficient. Any shares of Series A Preferred, Series B Preferred or Series C Preferred not redeemed shall remain outstanding and entitled to all the privileges, rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred or Series C Preferred, such funds shall immediately be set aside for the redemption of the balance of the shares that the corporation has become obligated to redeem on the Redemption Date.

               (e) If no funds or insufficient funds are legally available at the time of any redemption date to redeem all of the shares of the Series A Preferred, Series B Preferred or Series C Preferred (as applicable) then required to be redeemed, then the corporation shall redeem shares of Series A Preferred, Series B Preferred or Series C Preferred (as applicable) from holders thereof who have requested redemption pursuant to subsection (a) above pro rata based upon the aggregate Redemption Price of the shares to be redeemed, and any such unredeemed shares shall be carried forward and redeemed (together with other shares of Series A Preferred, Series B Preferred or Series C Preferred (as applicable) at the next redemption date to the full extent of legally available funds of the corporation at such time. Shares of Series A Preferred, Series B Preferred or Series C Preferred which are subject to redemption but which have not been redeemed due to insufficient legally available funds shall continue to be entitled to and subject to the dividend, conversion and other rights, preferences, privileges and restrictions of such Series A Preferred, Series B Preferred or Series C Preferred (as applicable) until such shares have been redeemed.

     B.  Common Stock.
         ------------

         (1) Dividend Rights.  Subject to the prior rights of holders of all
             ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         (2) Liquidation Rights.  Upon the liquidation, dissolution or winding
             ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Article IV, Section A.(2) hereof.

         (3) Voting Rights.  The holder of each share of Common Stock shall
             -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE VI

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                 ARTICLE VIII

     A. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     C. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    *  *  *

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Santa Clara, California on _____________, 1999



                                         ---------------------------------
                                         Jon A. Bode, President


                                         ---------------------------------
                                         Mark A. Medearis, Secretary